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                            EXHIBIT A

         Pursuant to Rule 13d-1(f)(1)(iii) promulgated by the Securities and Exchange Commission, the undersigned agree that the statement to which this Exhibit is attached is filed on their behalf and in the capacities set out herein below.

Dated:  August 22, 1996            PARKWOOD LIMITED, as Trustee
                                   of the Anthony Basmadjian
                                   "P" Settlement


                                   By s/Dudley Cottingham
                                     ----------------------------
                                                         Director


Dated:  August 22, 1996            s/Brian Chandler
                                   ------------------------------
                                   Brian Chandler


Dated:  August 22, 1996            RINGWOOD LIMITED


                                   By s/Dudley Cottingham
                                   ------------------------------
                                                         Director


Dated:  August 22, 1996            BARFORD LIMITED, as Trustee
                                   of the Anthony Basmadjian
                                   Settlement


                                   By s/Alan Corlett
                                     ----------------------------
                                                         Director



Dated:  August 22, 1996            s/Douglas K. Chick
                                   ------------------------------
                                   Douglas K. Chick